UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 7, 2010 (July 1, 2010)

CHINA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148232	26-1559574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People's Republic of China
(Address of principal executive offices)

(86) 571-82838805
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Evercharm Holdings Limited, a British Virgin Islands corporation ("Evercharm") and a wholly-owned subsidiary of China Packaging Group, Inc., a Nevada corporation (the "Company") entered into a share transfer agreement dated July 1, 2010 (the "Share Transfer Agreement") relating to the acquisition of the remaining 25% equity ownership interest in Hangzhou Shengming Paper Co., Ltd.("Shengming") from Cheng Loong (Hangzhou) Investment Co., Ltd., a Samoa corporation ("Cheng Loong"). The purchase price for this 25% equity interest is U.S. $3.00 million. The purchase price must be paid by the Company in one lump sum on or before July 22, 2010. Under applicable PRC law, the acquisition of the 25% equity interest in Shengming must be approved by appropriate foreign investment approval authority, and then registered with a competent branch of the State Administration of Industry and Commerce. Failure to obtain these necessary approvals or to pay the purchase price may result in the unwinding of the acquisition. Subject to obtaining required PRC regulatory approvals and registrations, the Company expects the acquisition to be consummated on or before July 22, 2010.

The Company had already indirectly owned 75% of Shengming prior to the acquisition and by acquiring the remaining 25% equity interest from Cheng Loong, the Company now indirectly owns 100% of Shengming. The Share Transfer Agreement requires Cheng Loong to cause its representatives who are directors and supervisors at Shengming to resign on or before July 22, 2010. The Company will fill the vacancies left by such resignations with its designees. If Evercharm fails to pay the full purchase price when due, then it will be required to pay, as liquidated damages, 5% of the unpaid portion of the purchase price to Cheng Loong for each month that the full purchase price has not been paid. If the delay in paying the entire purchase price to Cheng Loong exceeds three months, then Cheng Loong has the right (in addition to the liquidated damages described above) to unwind the acquisition.

Shengming is a Sino-foreign joint venture established under the laws of the People's Republic of China and is principally engaged in the business of manufacturing and sales of high grade paper board and corrugated paper cartons. Except with respect to the Share Transfer Agreement and the parties' previous relationship as joint venture partners in Shengming, there is no affiliate relationship between Cheng Loong and the Company or any of the Company's subsidiaries or other affiliates.

The description of the Share Transfer Agreement in this current report is a summary only and is qualified in its entirety by the terms of the Share Transfer Agreement. A copy of the Share Purchase Agreement is attached hereto as exhibits 10.1 and is hereby incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d)	Exhibits.

Exhibit	Description
No.

10.1	Translation of the Share Transfer Agreement, dated as of July 1, 2010, by and between Evercharm Holdings Limited and Cheng Loong (Hangzhou) Investment Co., Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Packaging Group Inc.

Date: July 7, 2010

/s/ Daliang Teng
Daliang Teng
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit	Description
No.

10.1	Translation of the Share Transfer Agreement, dated as of July 1, 2010, by and between Evercharm Holdings Limited and Cheng Loong (Hangzhou) Investment Co., Ltd.